AMC NETWORKS INC. REPORTS SECOND QUARTER 2025 RESULTS
New York, NY – August 8, 2025: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the second quarter ended June 30, 2025.
Chief Executive Officer Kristin Dolan said: "We are executing our clear strategic plan focused on programming, partnerships and profitability. We remain committed to delivering high-quality and distinctive series and films to our engaged fans across all platforms, including the best collection of targeted streaming services in the world. In the second quarter, we saw streaming revenue growth accelerate, strength in content licensing and continued healthy free cash flow generation. We are increasing our free cash flow outlook for 2025 and now expect approximately $250 million of free cash flow for the full year."
Operational Highlights:
•Capitalizing on continued advertising innovation in our current Upfront negotiations with 25%+ growth in digital commitments and trending toward overall volumes consistent with the prior year.
•Continued expansion of our FAST channels business with the launch of 11 FAST channels on TCLtv+ and introduction of two new FAST channels, AcornTV Mysteries and Love After Lockup.
•Renewed long-term affiliate agreement with the National Content & Technology Cooperative (NCTC).
•Continued momentum in Amazon Prime Video Channels streaming bundles including AMC+ bundles with AcornTV, Discovery+, Starz and MGM+ in market in 2Q and the new launch of an Acorn TV and MGM+ bundled offering.
•Announced partnership with Runway to incorporate Runway’s AI models and tools in AMC Networks’ marketing and programming development processes.
•Inaugural “Murder Mystery May” programming event drove Acorn TV's biggest month ever, with record engagement, viewership and a multi-year high in subscriber acquisition.
•Renewed multiple series in The Walking Dead Universe franchise for new seasons including The Walking Dead: Dead City and The Walking Dead: Daryl Dixon.
•Theatrical debut of Clown in a Cornfield delivered the largest opening weekend and widest screen count in the Company's history. The popular title premieres on our Shudder streaming service today.
•Strengthened our balance sheet through a series of financing transactions in the second quarter and July. Extended debt maturity profile, reduced gross debt by approximately $400 million and captured $138 million of debt discount since March 31, 2025.
Financial Highlights – Second Quarter Ended June 30, 2025:
•Net cash provided by operating activities of $103 million; Free Cash Flow(1) of $96 million.
•Operating income of $64 million; Adjusted Operating Income(1) of $109 million, with a margin of 18%.
•Net revenues of $600 million decreased 4% from the prior year. Foreign currency translation represented an approximately 60 bps beneficial impact to our second quarter revenue growth rate.
◦Streaming revenues of $169 million increased 12% from the prior year.
•Diluted EPS of $0.91; Adjusted EPS(1) of $0.69.
Consolidated Results:

(dollars in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Net Revenues	$600,024	$625,934	(4.1)%	$1,155,257	$1,222,395	(5.5)%
Operating Income	$64,469	$10,788	n/m	$128,666	$120,966	6.4%
Adjusted Operating Income	$109,386	$152,807	(28.4)%	$213,871	$301,931	(29.2)%

Diluted Earnings (Loss) Per Share	$0.91	$(0.66)	n/m	$1.25	$0.37	n/m
Adjusted Earnings Per Share	$0.69	$1.24	(44.4)%	$1.21	$2.40	(49.6)%

Net cash provided by operating activities	$102,791	$104,403	(1.5)%	$211,596	$255,272	(17.1)%
Free Cash Flow	$95,741	$95,165	0.6%	$189,926	$239,314	(20.6)%
n/m - Absolute percentages greater than 100% and comparisons between positive and negative values or zero values are considered not meaningful.
(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results:
Domestic Operations:

(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Net Revenues	$526,853	$538,291	(2.1)%	$1,013,160	$1,062,517	(4.6)%
Segment Adjusted Operating Income	126,339	155,348	(18.7)%	250,263	317,667	(21.2)%
Second Quarter Results
•Domestic Operations revenues decreased 2% from the prior year to $527 million.
◦Subscription revenues decreased 1% to $320 million due to declines in the linear subscriber universe, partially offset by streaming revenue growth.
▪Streaming revenues increased 12% to $169 million primarily due to the impact of price increases across our services.
◦Streaming subscribers increased 2% to 10.4 million as compared to 10.2 million subscribers at June 30, 2024 and March 31, 2025.
▪Affiliate revenues declined 12% to $151 million primarily due to basic subscriber declines and, to a lesser extent, contractual rate decreases in connection with renewals.
◦Content licensing revenues increased 26% to $84 million primarily due to the timing and availability of deliveries in the period. Revenues in the quarter included the sale of our music catalog and executive producer fees related to Apple TV+'s Silo.
◦Advertising revenues decreased 18% to $123 million primarily due to linear ratings declines and lower marketplace pricing, including digital CPMs.
•Segment Adjusted Operating Income decreased 19% to $126 million, with a margin of 24%. The decrease in Segment Adjusted Operating Income was primarily driven by revenue headwinds in our linear businesses, partially offset by strength in streaming and content licensing revenue.

International:

(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Net Revenues	75,535	90,095	(16.2)%	$145,481	$165,700	(12.2)%
Segment Adjusted Operating Income	14,737	29,265	(49.6)%	24,588	42,665	(42.4)%
Second Quarter Results
•International revenues decreased 16% from the prior year to $76 million. Prior period advertising revenues included the recognition of a $13.4 million retroactive adjustment reported by a third party in the second quarter of 2024. Excluding the retroactive adjustment in the prior period and the favorable impact of foreign currency translation in the current period, International revenues decreased 6%.
◦Subscription revenues decreased 5% to $47 million primarily due to the non-renewal of a distribution agreement in Spain in the fourth quarter of 2024, partially offset by the favorable impact of foreign currency translation. Excluding the favorable impact of foreign currency translation, subscription revenues decreased 9%.
◦Advertising revenues decreased 31% to $26 million due to the recognition of a $13.4 million retroactive adjustment reported by a third party in the second quarter of 2024, partially offset by the favorable impact of foreign currency translation. Excluding the retroactive adjustment in the prior period and the favorable impact of foreign currency translation in the current period, advertising revenues increased 2%.
•Segment Adjusted Operating Income decreased 50% to $15 million, with a margin of 20%. The decrease in Segment Adjusted Operating Income was primarily due to the recognition of a $13.4 million retroactive adjustment reported by a third party in the second quarter of 2024 and the impact of the non-renewal of a distribution agreement in Spain in the fourth quarter of 2024. Excluding the retroactive adjustment in the prior period and the favorable impact of foreign currency translation in the current period, Segment Adjusted Operating Income decreased 15%.

Recent Financing Activity
AMC Networks completed a series of financing transactions in the second quarter and in July 2025 including the issuance of $400 million of new 10.50% Senior Secured Notes due 2032 (the “Senior Secured Notes”), the tender offer for $600 million of 4.25% Senior Notes due 2029 (the “Senior Notes”), open market repurchases of $99 million of Senior Notes and the voluntary prepayment of $90 million of borrowings under the Senior Secured Credit Facility. Since March 31, 2025 the Company has reduced gross debt outstanding by approximately $400 million and captured approximately $138 million of debt discount. See page 10 for the adjusted capitalization taking account of transactions that closed subsequent to the end of the second quarter.
10.50% Senior Secured Notes due 2032
• In July, the Company issued $400 million aggregate principal amount of 10.50% Senior Secured Notes due 2032. The Notes are guaranteed by AMC Network Entertainment and AMC Networks' subsidiaries that guarantee the Credit Agreement.
Tender Offer for 4.25% Senior Notes due 2029
• In July, the Company utilized proceeds from the offering of the Senior Secured Notes and existing cash on hand, to complete a cash tender offer to purchase $600 million aggregate principal amount of its Senior Notes at a discount of $111 million.
Open Market Repurchases of 4.25% Senior Notes due 2029
• During the second quarter of 2025, the Company repurchased $99 million principal amount of its Senior Notes through open market repurchases and privately negotiated transactions, at a discount of $27 million, and retired the repurchased notes.
Voluntary Prepayment of Borrowings Under the Senior Secured Credit Facility
• During 2025, the Company voluntarily prepaid the remaining $90 million of borrowings under the Term Loan A Facility (non-extended), $20 million of which was paid in the second quarter of 2025 and $70 million of which was paid in July 2025 in connection with the Senior Secured Notes offering.

Other Matters
Stock Repurchase Program & Outstanding Shares
The Company repurchased 1.6 million shares of its Class A Common Stock at an average purchase price of $6.48 per share in the second quarter. As of June 30, 2025, the Company had $125 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of August 1, 2025, the Company had 31,899,405 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

Internally, the Company uses Adjusted Operating Income (Loss) and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 11 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 12-13 of this release.

Forward-Looking Statements
This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
Conference Call Information
AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2025 results. To listen to the call, please visit investors.amcnetworks.com.
About AMC Networks Inc.
AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The Company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and HIDIVE; cable networks AMC, BBC AMERICA (which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and We TV; and film distribution labels Independent Film Company and RLJE Films. The Company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.
Contact

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$600,024	$625,934	$1,155,257	$1,222,395
Operating expenses:
Technical and operating (excluding depreciation and amortization)	283,876	280,727	551,222	552,303
Selling, general and administrative	221,704	208,176	419,679	397,057
Depreciation and amortization	26,446	26,493	47,372	52,319
Impairment and other charges	—	96,819	—	96,819
Restructuring and other related charges	3,529	2,931	8,318	2,931
Total operating expenses	535,555	615,146	1,026,591	1,101,429
Operating income	64,469	10,788	128,666	120,966
Other income (expense):
Interest expense	(42,460)	(43,216)	(85,852)	(76,057)
Interest income	8,205	9,292	16,620	18,177
Gain on extinguishment of debt, net	25,745	247	25,745	247
Miscellaneous, net	12,819	1,493	20,707	(3,697)
Total other income (expense)	4,309	(32,184)	(22,780)	(61,330)
Income (loss) from operations before income taxes	68,778	(21,396)	105,886	59,636
Income tax expense	(16,072)	(10,893)	(31,027)	(34,542)
Net income (loss) including noncontrolling interests	52,706	(32,289)	74,859	25,094
Less: Net (income) loss attributable to noncontrolling interests	(2,417)	3,055	(6,521)	(8,525)
Net income (loss) attributable to AMC Networks' stockholders	$50,289	$(29,234)	$68,338	$16,569

Net income (loss) per share attributable to AMC Networks' stockholders:
Basic	$1.12	$(0.66)	$1.52	$0.37
Diluted	$0.91	$(0.66)	$1.25	$0.37

Weighted average common shares:
Basic	44,868	44,466	44,845	44,267
Diluted	56,350	44,466	56,482	45,443

AMC NETWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income including noncontrolling interests	$74,859	$25,094
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	47,372	52,319
Non-cash impairment and other charges	—	96,819
Share-based compensation expenses related to equity classified awards	13,800	14,532
Non-cash restructuring and other related charges	5,320	2,199
Amortization and write-off of program rights	409,631	414,716
Amortization of deferred carriage fees	13,771	10,762
Unrealized foreign currency transaction (gain) loss	(14,861)	2,640
Amortization of deferred financing costs and discounts on indebtedness	3,935	3,371
Gain on extinguishment of debt, net	(25,745)	(247)
Deferred income taxes	(11,156)	(5,705)
Other, net	(6,233)	(883)
Changes in assets and liabilities:
Accounts receivable, trade (including amounts due from related parties, net)	16,506	16,489
Prepaid expenses and other assets	38,407	143,856
Program rights and obligations, net	(331,534)	(435,471)
Deferred revenue	7,567	(8,047)
Accounts payable, accrued liabilities and other liabilities	(30,043)	(77,172)
Net cash provided by operating activities	211,596	255,272
Cash flows from investing activities:
Capital expenditures	(21,670)	(15,958)
Other investing activities, net	(690)	3,936
Net cash used in investing activities	(22,360)	(12,022)
Cash flows from financing activities:
Proceeds from the issuance of 10.25% Senior Secured Notes due 2029, net	—	862,969
Proceeds from the issuance of 4.25% Convertible Senior Notes due 2029, net	—	139,437
Tender and redemption of 4.75% Senior Notes due 2025	—	(774,729)
Principal payments on Term Loan A Facility	(36,250)	(190,625)
Repurchase of 4.25% Senior Notes due 2029	(72,405)	(10,129)
Payments for financing costs	(763)	(9,424)
Deemed repurchases of restricted stock units	(4,044)	(4,626)
Purchase of treasury stock	(10,329)	—
Principal payments on finance lease obligations	(2,439)	(2,275)
Distributions to noncontrolling interests	—	(16,520)
Net cash used in financing activities	(126,230)	(5,922)
Net increase in cash and cash equivalents from operations	63,006	237,328
Effect of exchange rate changes on cash and cash equivalents	18,752	(5,351)
Cash and cash equivalents at beginning of period	784,649	570,576
Cash and cash equivalents at end of period	$866,407	$802,553

AMC NETWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$866,407	$784,649
Accounts receivable, trade (less allowance for doubtful accounts of $8,944 and $9,468)	614,887	623,898
Prepaid expenses and other current assets	245,342	262,257
Total current assets	1,726,636	1,670,804
Property and equipment, net of accumulated depreciation of $403,242 and $458,396	134,404	143,036
Program rights, net	1,729,327	1,713,952
Intangible assets, net	204,262	216,478
Goodwill	259,438	246,304
Deferred tax assets, net	15,789	13,183
Operating lease right-of-use assets	51,649	58,390
Other assets	300,062	300,074
Total assets	$4,421,567	$4,362,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$102,275	$88,570
Accrued liabilities	291,987	290,718
Current portion of program rights obligations	258,930	221,603
Deferred revenue	68,525	61,838
Current portion of long-term debt	77,500	7,500
Current portion of lease obligations	34,161	32,439
Total current liabilities	833,378	702,668
Program rights obligations	190,392	144,476
Long-term debt, net	2,127,822	2,328,719
Lease obligations	51,446	64,581
Deferred tax liabilities, net	111,602	121,302
Other liabilities	40,190	60,334
Total liabilities	3,354,830	3,422,080
Commitments and contingencies
Redeemable noncontrolling interests	59,030	55,881
Stockholders' equity:
Class A Common Stock, $0.01 par value, 360,000 shares authorized: 66,730 and 66,730 shares issued and 31,899 and 32,636 shares outstanding, respectively	667	667
Class B Common Stock, $0.01 par value, 90,000 shares authorized: 11,484 shares issued and outstanding	115	115
Preferred stock, $0.01 par value, 45,000 shares authorized: none issued	—	—
Paid-in capital	433,374	437,860
Accumulated earnings	2,155,064	2,092,229
Treasury stock, at cost (34,831 and 34,094 shares Class A Common Stock, respectively)	(1,399,599)	(1,408,307)
Accumulated other comprehensive loss	(217,929)	(266,969)
Total AMC Networks stockholders' equity	971,692	855,595
Non-redeemable noncontrolling interests	36,015	28,665
Total stockholders' equity	1,007,707	884,260
Total liabilities and stockholders' equity	$4,421,567	$4,362,221

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Capitalization	June 30, 2025
Cash and cash equivalents	$866,407

Credit facility debt (a)	$329,375

10.25% Senior Secured Notes due January 2029	$875,000
4.25% Senior Notes due February 2029	885,866
4.25% Convertible Senior Notes due February 2029 (b)	143,750
Senior notes (c)	$1,904,616
Total debt	$2,233,991

Net debt	$1,367,584

Finance leases	15,433
Net debt and finance leases	$1,383,017

	Twelve Months Ended June 30, 2025
Operating Income (Loss) - (GAAP)	$(31,900)
Share-based compensation expense	25,319
Depreciation and amortization	93,068
Restructuring and other related charges	54,851
Impairment and other charges	302,694
Cloud computing amortization	12,559
Majority owned equity investees	17,922
Adjusted Operating Income - (Non-GAAP)	$474,513

Leverage ratio (d)	2.9	x
(a)Represents the aggregate principal amount of the debt, with the Term Loan A (non-extended) of $70.0 million maturing in February 2026, the Term Loan A (extended) of $259.4 million maturing in April 2028, and commitments under our undrawn $175.0 million revolving credit facility terminating in April 2028. Total undrawn revolver commitments are available to be drawn for general corporate purposes of the Company.
(b)Subject to the terms of the indenture for the Convertible Notes, the Convertible Notes may be converted at an initial conversion rate of 78.5083 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $12.74 per share of Class A Common Stock).
(c)Represents the aggregate principal amount of the debt.
(d)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended June 30, 2025. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned. AMC Networks was in compliance with all of its financial covenants under the Company's credit facility as of June 30, 2025. As of June 30, 2025, as determined for purposes of the Company’s credit facility, the Net Leverage Ratio was approximately 4.45:1.00 and the Interest Coverage Ratio was approximately 2.46:1.00.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Subsequent to the quarter ended June 30, 2025, AMC Networks entered into a series of financing transactions which are summarized in the table below to present AMC Networks pro forma capitalization.

Capitalization	June 30, 2025		Financing Adjustments(a)	As Adjusted as of June 30, 2025(a)
Cash and cash equivalents	$866,407		$(166,717)	$699,690

Credit facility debt	$329,375		$(70,000)	$259,375
10.25% Senior Secured Notes due January 2029	875,000		—	875,000
10.50% Senior Secured Notes due July 2032	—		400,000	400,000
Secured Debt (b)	$1,204,375		$330,000	$1,534,375

4.25% Senior Notes due February 2029	$885,866		$(600,000)	$285,866
4.25% Convertible Senior Notes due February 2029	143,750		—	143,750
Total Debt (b)	$2,233,991		$(270,000)	$1,963,991

Net debt	$1,367,584		$(103,283)	$1,264,301

Finance leases	15,433		—	15,433
Net debt and finance leases	$1,383,017		$(103,283)	$1,279,734

Twelve months ended June 30, 2025 Adjusted Operating Income (Non-GAAP)	$474,513			$474,513
Leverage ratio (c)	2.9	x		2.7	x

(a)The “Financing Adjustments” and “As Adjusted as of June 30, 2025” columns reflects adjustments for, and the impacts of, the financing transactions undertaken during the third quarter of 2025 described under “Other Matters” in the accompanying earnings release.
(b)Represents the aggregate principal amount of the debt.
(c)Represents net debt and finance leases divided by Adjusted Operating Income for the periods indicated. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned. AMC Networks was in compliance with all of its financial covenants under the Company's credit facility as of June 30, 2025. As of June 30, 2025, as determined for purposes of the Company’s credit facility, the Net Leverage Ratio was approximately 4.45:1.00 and the Interest Coverage Ratio was approximately 2.46:1.00. As Adjusted as of June 30, 2025, the Net Leverage Ratio was approximately 3.82:1.00 and the Interest Coverage Ratio was approximately 2.46:1.00.
Note: Includes estimated fees and expenses of approximately $8 million.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Adjusted Operating Income	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating income	$64,469	$10,788	$128,666	$120,966
Share-based compensation expenses	8,043	8,457	13,800	14,532
Depreciation and amortization	26,446	26,493	47,372	52,319
Restructuring and other related charges	3,529	2,931	8,318	2,931
Impairment and other charges	—	96,819	—	96,819
Cloud computing amortization	2,725	3,283	5,938	6,831
Majority owned equity investees AOI	4,174	4,036	9,777	7,533
Adjusted operating income	$109,386	$152,807	$213,871	$301,931

Free Cash Flow (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$102,791	$104,403	$211,596	$255,272
Less: capital expenditures	(7,050)	(9,238)	(21,670)	(15,958)
Free Cash Flow	$95,741	$95,165	$189,926	$239,314

Supplemental Cash Flow Information	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Restructuring initiatives (2)	$(2,169)	$(3,282)	$(7,920)	$(8,103)
Distributions to noncontrolling interests	—	(15,352)	—	(16,520)

(1) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements and programming write-offs) that affect period-to-period comparability.

(2) Restructuring initiatives includes cash payments of $1.8 million and $7.2 million for severance and employee-related costs for the three and six months ended June 30, 2025, respectively, and $0.3 million and $0.7 million for content impairments and other exit costs for the three and six months ended June 30, 2025, respectively. Restructuring initiatives includes cash payments of $2.4 million and $5.9 million for severance and employee-related costs for the three and six months ended June 30, 2024, respectively, and $0.9 million and $2.2 million for content impairments and other exit costs for the three and six months ended June 30, 2024, respectively.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Three Months Ended June 30, 2025
	Income from operations before income taxes	Income tax (expense) benefit	Less: Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$70,306	$(16,455)	$(2,417)	$51,434	$0.91
Adjustments:
Amortization of acquisition-related intangible assets	7,995	(1,801)	(358)	5,836	0.10
Restructuring and other related charges	3,529	(576)	(1,041)	1,912	0.03
Impairment and other charges	—	—	—	—	—
Gain on extinguishment of debt, net	(25,745)	5,657	—	(20,088)	(0.35)
Adjusted Results (Non-GAAP)	$56,085	$(13,175)	$(3,816)	$39,094	$0.69
(1) Includes the required adjustment for interest expense associated with the convertible debt.

	Three Months Ended June 30, 2024
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(21,396)	$(10,893)	$3,055	$(29,234)	$(0.66)
Adjustments:
Amortization of acquisition-related intangible assets	9,608	(2,460)	(962)	6,186	0.14
Restructuring and other related charges	2,931	(784)	—	2,147	0.05
Impairment and other charges	96,819	(3,801)	(14,616)	78,402	1.76
Gain on extinguishment of debt, net	(247)	66	—	(181)	—
Dilutive income and share basis difference - GAAP vs. Adjusted(1)	153	(37)	—	116	(0.05)
Adjusted Results (Non-GAAP)	$87,868	$(17,909)	$(12,523)	$57,436	$1.24
(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive income and share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required an adjustment for the interest expense associated with the convertible debt and a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units and convertible debt that were considered anti-dilutive on a GAAP basis.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Six Months Ended June 30, 2025
	Income from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$108,941	$(31,791)	$(6,521)	$70,629	$1.25
Adjustments:
Amortization of acquisition-related intangible assets	15,790	(3,696)	(717)	11,377	0.20
Restructuring and other related charges	8,318	(878)	(1,041)	6,399	0.11
Impairment and other charges	—	—	—	—	—
Gain on extinguishment of debt, net	(25,745)	5,657	—	(20,088)	(0.35)
Adjusted Results (Non-GAAP)	$107,304	$(30,708)	$(8,279)	$68,317	$1.21
(1) Includes the required adjustment for interest expense associated with the convertible debt.

	Six Months Ended June 30, 2024
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$59,789	$(34,579)	$(8,525)	$16,685	$0.37
Adjustments:
Amortization of acquisition-related intangible assets	18,164	(4,333)	(1,924)	11,907	0.26
Restructuring and other related charges	2,931	(784)	—	2,147	0.05
Impairment and other charges	96,819	(3,801)	(14,616)	78,402	1.72
Gain on extinguishment of debt, net	(247)	66	—	(181)	—
Adjusted Results (Non-GAAP)	$177,456	$(43,431)	$(25,065)	$108,960	$2.40
(1) Includes the required adjustment for interest expense associated with the convertible debt.